                                                                    Exhibit 11.1


                      MAUNA LOA MACADAMIA PARTNERS, L.P.
                  Computation of Net Income per Class A Unit
                                  (Unaudited)
                     (In Thousands, Except Per Unit Data)


                                  Three months         Nine months
                                 ended Sept. 30,      ended Sept. 30,
                                ------------------   ------------------
                                  1997      1996       1997      1996
                                --------  --------   --------  --------

Net Income                     $ 14,099       527     14,367       353

Class A Unitholders
  (ownership percentage)       x     99%       99%        99%       99%
                                --------  --------   --------  --------

Net Income allocable
  to Class A Unitholders       $ 13,958       522     14,223       349
                                ========  ========   ========  ========


Class A Units outstanding         7,500     7,500      7,500     7,500
                                ========  ========   ========  ========


Net income per Class A Unit    $   1.86      0.07       1.90      0.05
                                ========  ========   ========  ========

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